UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): December 15, 2005 (December 12, 2005)
NOBLE CORPORATION
(Exact name of Registrant as specified in its charter)

Cayman Islands	0-13857	98-0366361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13135 South Dairy Ashford, Suite 800
Sugar Land, Texas	77478
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (281) 276-6100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-2(c))

Item 1.01. Entry into Material Definitive Agreement.
     On December 12, 2005, Noble Corporation (the Company”) agreed to acquire, directly and indirectly, 21,095,600 Class A shares and 2,501,374 Class B shares of Smedvig ASA (“Smedvig”). The purchase price for the Class A shares is NOK 200.00 per share and for the Class B shares is NOK 150.00 per share, totaling NOK 4,594,326,100 (or approximately US$695 million). Smedvig, headquartered in Stavanger, Norway, is a provider of harsh environment drilling rigs, self-erecting tender rigs and engineering services. The Class A Shares and Class B Shares of Smedvig are listed for trading on the Oslo Stock Exchange, and American Depository Shares representing Class A shares and Class B shares of Smedvig are traded on the New York Stock Exchange.
     The acquisition is scheduled to close on December 23, 2005, subject to any required regulatory approvals. Following the acquisition, the Company will hold, directly and indirectly, 21,095,600 of the voting Class A shares and 2,501,374 Class B shares (which are generally non-voting) of Smedvig, or approximately 39.24% of the Class A shares and approximately 28.87% of the total issued and outstanding shares in Smedvig. The Company does not hold other rights to shares in Smedvig.
     The Company expects to pay the purchase price with available cash, funds available under the Company’s existing bank credit agreement, and/or funds generated from the public or private issuance of debt securities.
     The Share Purchase Agreement relating to the Company’s acquisition of shares in Smedvig is filed herewith as Exhibit 10.1.
Item 7.01. Regulation FD Disclosure
     On December 13, 2005, the Company issued a press release announcing the agreement to purchase shares of Smedvig. The press release is furnished herewith as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit 10.1	Share Purchase Agreement between Noble Corporation and Nora Smedvig, Peter T. Smedvig, Hjordis Smedvig, HKS AS, AS Veni, Petrus AS and Peder Smedvig Capital AS, dated December 12, 2005.

Exhibit 99.1	Noble Corporation Press Release of December 13, 2005, Announcing Agreement to Purchase Shares of Smedvig ASA.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NOBLE CORPORATION

Date: December 15, 2005	By:	/s/ Bruce W. Busmire

Bruce W. Busmire
Senior Vice President and Chief Financial
Officer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 10.1	Share Purchase Agreement between Noble Corporation and Nora Smedvig, Peter T. Smedvig, Hjordis Smedvig, HKS AS, AS Veni, Petrus AS and Peder Smedvig Capital AS, dated December 12, 2005.

Exhibit 99.1	Noble Corporation Press Release of December 13, 2005, Announcing Agreement to Purchase Shares of Smedvig ASA.